UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 274, Arlington, MA	02476
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

480 Arsenal Way, Suite 130, Watertown, MA 02472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sixth Amendment to Hercules Loan and Security Agreement

On July 10, 2024 (the “Closing Date”), Eloxx Pharmaceuticals, Inc. (the “Company”) entered into the Sixth Amendment (the “Sixth Amendment”) to the Loan and Security Agreement, dated as of September 30, 2021, by and among (i) Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent, and collateral agent, (ii) Hercules Capital IV, L.P., as a lender, (iii) Domicilium Fund III LP and its affiliate, SD MF 4 LLC, a Delaware limited liability company (“SD MF”), as lenders (together, “Domicilium”), (iv) the Company, as a borrower, (v) Zikani Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as a borrower (together with the Company, the “Borrower”), and (vi) Eloxx Pharmaceuticals Ltd., an Israeli company and wholly-owned subsidiary of the Company (as amended prior to the Sixth Amendment, the “Loan Agreement” and, as amended by the Sixth Amendment, the “Amended Loan Agreement”). Prior to the Sixth Amendment, the Fifth Amendment to the Loan Agreement (the “Fifth Amendment”) bifurcated the outstanding principal of the Tranche 1 Advance under the Loan Agreement into a “Tranche 1A Advance” and a “Tranche 1B Advance.” On the Closing Date, the Tranche 1B Advance was assigned to Domicilium and its affiliates.

The Sixth Amendment provides for additional borrowings in an aggregate amount of $3,175,000 (the “Tranche 2 Advance”), which was provided in multiple payments between July 5, 2024 and July 15, 2024. The Tranche 2 Advance principal and any accrued interest is to be repaid by the Company as described below pursuant to the Royalty and Revenue Sharing Agreement. Additionally, Domicilium provided the Borrower with a Bridge Loan Advance of $288,000 (the “Bridge Loan Advance”) on May 31, 2024.

Optional Conversion of Tranche 1A Advance and Tranche 1B Advance. If a Qualified Financing (as defined in the Sixth Amendment) of at least $7.0 million occurs prior to April 1, 2025 (the “Term Loan Maturity Date”), each of the Tranche 1A Lenders and Tranche 1B Lenders (each as defined in the Sixth Amendment) shall have the option, to convert all or part of the debt relating to such advance into fully paid and nonassessable shares of the Company Stock issued in such Qualified Financing at the same price per share equal to the price per share paid by the other cash purchasers of the Company Stock sold in the Qualified Financing.

Mandatory Conversion of Bridge Loan Advance and Tranche 2 Advance. If a Qualified Financing occurs on or prior to the Term Loan Maturity Date, then the Mandatory Conversion Obligations (composed of all principal and interest accrued on the Bridge Loan Advance and Tranche 2 Advance, but excluding $100,000 of the Tranche 2 Advance) shall automatically convert into fully paid and nonassessable shares of the Company common stock issued in such Qualified Financing at the same price per share paid by the other cash purchasers in the Qualified Financing.

In connection with the Sixth Amendment, the reporting covenant to permit the Company to deliver its audited financial statements for the fiscal year ended December 31, 2023, was amended to be no later than November 29, 2024.

Amendment to Securities Purchase Agreement

On the Closing Date, the Securities Purchase Agreement, dated January 9, 2024, by and between the Company and SD MF, as Purchaser, was amended (the “Amended Purchase Agreement”) to provide the Purchaser with certain anti-dilution rights in the event of a Qualifying Dilutive Issuance (as defined in the Amended Purchase Agreement) made by the Company within 15 months of the Closing Date.

Royalty and Revenue Sharing Agreement

On the Closing Date, as a condition of SD MF’S entry into the Sixth Amendment and in consideration of the Tranche 2 Advance, the Borrowers and Eloxx Pharmaceuticals, Ltd., a wholly owned subsidiary of the Company, entered into a Royalty and Revenue Sharing Agreement (“Royalty Agreement”) with SD MF. Capitalized terms under this heading “Royalty and Revenue Sharing Agreement” not otherwise defined herein have the definitions ascribed to them in the Royalty Agreement.

Under the Royalty Agreement, the Company has agreed to pay to Domicilium, an amount equal to (i) (x) 33% of the Development and Launch Milestone Payments for the three next occurring Development and Launch Milestone Events (as defined in the Almirall License Agreement) being “Milestone Numbers” 1, 2, and 3 described in the Almirall License Agreement, minus (y) the amounts required to be paid by the Company pursuant to certain vendors as defined in the Royalty Agreement, and (ii) (x) 25% of (1) each subsequent Development and Launch Milestone Payment plus (2) any Priority Review Voucher Income (as defined in the Almirall License Agreement) realized by Eloxx, less (y) any amount of such Development and Launch Milestone Payments which are due to Harvard University pursuant to the Harvard License Agreement, provided the aggregate amount paid to Domicilium shall not exceed $53.0 million. Each Milestone Sharing Payment shall be applied as a repayment or prepayment, as applicable, of the Loans (as defined in the Amended Loan Agreement) (including all interest and fees thereon) owed to Domicilium, if any such Loans remain outstanding.

The Royalty Agreement provides for an amount based on a percentage of the aggregate of (without duplication) the Net Sales, Royalties and any other income or revenue realized by the Company solely related to or arising from the ELX-02 Compound or any ELX-02 Product, calculated in accordance with GAAP (collectively, the “ELX-02 Revenue”) (the “ELX-02 Revenue-Based Payment”). The ELX-02 Revenue-Based Payment with respect to each Fiscal Quarter shall be 0.75% of ELX-02 Revenue during the applicable fiscal quarter. Commencing on the ZKN-013 royalty commencement date, the Company promises to pay to Domicilium, an amount based on a percentage of the aggregate of (without duplication) the net sales, royalties and any other income or revenue realized by the Company solely related to or arising from the ZKN-013 Compound, calculated in accordance with GAAP (collectively, the “ZKN-013 Revenue”). The ZKN-013 revenue-based payment with respect to each fiscal quarter shall be 0.50% of ZKN-013 Revenue during the applicable fiscal quarter.

Equity Participation Right. In the event that Company or subsidiaries issues or sells, or agrees to issue or sell, any equity interests to any purchaser in connection with any equity financing entered into for the primary purpose of raising capital for the Company, the Company shall offer up to 10% of such equity interests to Domicilium at the price and on such other terms which the purchaser is acquiring the equity interests,

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the financial obligations of the Company under the Amended Loan Agreement is incorporated into this Item 2.03 by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Form 8-K, including without limitation, statements regarding the Company’s expected performance under the terms of the Amended Loan Agreement and the Royalty Agreement, the anticipated benefits of the Royalty Agreement, and expectations about the achievement of key milestones and the Company’s payment of any milestone, royalty, or other payments under the Royalty Agreement are forward-looking statements. Forward-looking statements can be identified by the words “aim,” “may,” “will,” “would,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections based on information currently available to us. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and actual results or outcomes may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to:; the Company’s ability to obtain the capital necessary to fund the Company’s operations and repay amounts outstanding under the Amended Loan Agreement; the Company’s ability to maintain compliance with the covenants contained in the Amended Loan Agreement and the terms of the Royalty Agreement; the Company’s ability to obtain financing in the future through product licensing, public or private equity or debt financing or otherwise; the Company’s ability to remain listed on the OTC Markets; general business conditions, regulatory environment, competition and market for the Company’s products; and business ability and judgment of personnel, and the availability of qualified personnel and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the “Financials & Filings” page of the Company’s website at https://investors.eloxxpharma.com/financials-filings.

All forward-looking statements speak only as of the date of this Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer